UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015 (April 24, 2015)

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 748-4491

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Completion of Spin-Off

On April 24, 2015, Windstream Holdings, Inc. (“Windstream”) completed its previously announced plan to separate its business into two separate and independent publicly traded companies through the distribution of shares of common stock of Communications Sales & Leasing, Inc. (“CS&L” or the “Company”) to Windstream stockholders (the “Spin-Off”). Windstream effected the Spin-Off by distributing 120,442,150 shares of CS&L common stock to Windstream stockholders on a pro rata basis, as more fully described in the information statement (the “Information Statement”) included as Exhibit 99.1 to CS&L’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2015. Windstream stockholders received one share of CS&L common stock for every five shares of Windstream common stock held of record as of 5:00 p.m. Eastern time on April 10, 2015, the record date for the Spin-Off. An ex-date of April 27, 2015 has been established by NASDAQ, and therefore all trades through the close of business on April 24, 2015 carry the right to receive the distribution. No fractional shares were distributed in connection with the Spin-Off, with a cash payment being made in lieu of any fractional shares.

On April 24, 2015, Windstream and CS&L, or their applicable subsidiaries, entered into the following additional agreements to implement the Spin-Off and govern their relationship after the Spin-Off: a Master Lease; a Tax Matters Agreement; a Transition Services Agreement; an Employee Matters Agreement; an Intellectual Property Matters Agreement; a Wholesale Master Services Agreement; a Stockholder’s and Registration Rights Agreement; a Master Services Agreement; and a Reverse Transition Services Agreement. A summary of the material terms of the agreements is set forth in the Information Statement under “Our Relationship with Windstream Following the Spin-Off,” and is incorporated herein by reference. The terms of the Master Lease vary from the description of that agreement included in the Information Statement in that the Company will have the right, but not the obligation, upon Windstream’s request, to fund capital expenditures of Windstream in an aggregate amount of up to $250 million for a maximum period of five years. If the Company exercises this right, the lease payments under the Master Lease will be adjusted at a rate of 8.125% of the capital expenditures funded by the Company during the first two years and at a floating rate based on the Company’s cost of capital thereafter. Additionally, if the Company agrees to fund the entire $250 million, the initial term of the Master Lease will be increased from 15 years to 20 years and the number of renewal terms will be reduced from four renewal terms of five years each to three renewal terms of five years each.

The descriptions of the above-referenced agreements are qualified in their entirety by reference to the copies of the agreements included as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

In connection with the Spin-Off, CS&L also entered into the following agreements:

Indenture

On April 24, 2015, CS&L and its wholly-owned subsidiary CSL Capital, LLC (together, the “Issuers”), completed private offerings by certain selling securityholders of $400 million aggregate principal amount of the Issuers’ 6.00% Senior Secured Notes due 2023 (the “Secured Notes”) and $1.11 billion aggregate principal amount of the Issuers’ 8.25% Senior Notes due 2023 (the “Senior Notes” and, together with the Secured Notes, the “Notes”). CS&L issued all of the Notes to Windstream Services, LLC (“Windstream Services”), which Windstream Services used to exchange for, and retire, certain of its outstanding indebtedness.

The Secured Notes were issued at par, pursuant to an Indenture, dated as of April 24, 2015 (the “Secured Notes Indenture”), among the Issuers, the guarantors named therein (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent. The Secured Notes mature on April 15, 2023 and bear interest at a rate of 6.00% per year. Interest on the Secured Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2015.

The Senior Notes were issued at an issue price of 97.055%, pursuant to an Indenture, dated as of April 24, 2015 (the “Senior Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), among the Issuers, the Guarantors and the Trustee. The Notes mature on October 15, 2023 and bear interest at a rate of 8.25% per year. Interest on the Senior Notes is payable on April 15 and October 15 of each year, beginning on October 15, 2015.

The Issuers may redeem the Secured Notes at any time prior to April 15, 2018 at a redemption price of 100% of the principal amount of the Secured Notes redeemed plus accrued and unpaid interest on the Secured Notes, if any, to, but not including, the redemption date, plus a “make whole” premium described in the Secured Notes Indenture and, at any time on or after April 15, 2018, at the redemption prices set forth in the Secured Notes Indenture. In addition, at any time on or prior to April 15, 2018, up to 35% of the aggregate principal amount of the Secured Notes may be redeemed with the net proceeds of certain equity offerings if at least 60% of the originally issued aggregate principal amount of the Secured Notes remains outstanding. If certain changes of control of CS&L occur, holders of the Secured Notes will have the right to require the Issuers to offer to repurchase their Secured Notes at 101% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Issuers may redeem the Senior Notes at any time prior to April 15, 2019 at a redemption price of 100% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest on the Senior Notes, if any, to, but not including, the redemption date, plus a “make whole” premium described in the Senior Notes Indenture and, at any time on or after April 15, 2019, at the redemption prices set forth in the Senior Notes Indenture. In addition, at any time on or prior to April 15, 2018, up to 35% of the aggregate principal amount of the Senior Notes may be redeemed with the net proceeds of certain equity offerings if at least 60% of the originally issued aggregate principal amount of the Senior Notes remains outstanding. If certain changes of control of CS&L occur, holders of the Senior Notes will have the right to require the Issuers to offer to repurchase their Senior Notes at 101% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

Each series of Notes is guaranteed by certain of CS&L’s existing and future domestic restricted subsidiaries that guarantee the Facilities (as defined below). The Secured Notes and the related guarantees are the Issuers’ and the Guarantors’ senior secured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsubordinated indebtedness. The Secured Notes are effectively senior to all unsecured indebtedness of the Issuers and the Guarantors, including the Senior Notes, to the extent of the value of the collateral securing the Secured Notes. The Secured Notes are effectively equal with all of the Issuers’ and the Guarantors’ existing and future indebtedness that is secured by first-priority liens on the collateral (including the Facilities). The Secured Notes are senior in right of payment to any of the Issuers’ and the Guarantors’ subordinated indebtedness and will also be structurally subordinated to all existing and future liabilities (including trade payables) of the Issuers’ subsidiaries that do not guarantee the Secured Notes. The Secured Notes and the related guarantees will be effectively subordinated to any existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral securing the Secured Notes and the related guarantees to the extent of the value of such assets.

The Secured Notes and the related guarantees will be secured by liens on substantially all of the assets of the Issuers and the Guarantors, which assets will also ratably secure obligations under the Facilities, in each case, subject to certain exceptions and permitted liens. The collateral will not include real property (below a specified threshold of value), but will include fixtures and other equipment as well as cash that CS&L receives pursuant to the Master Lease.

The Senior Notes and the related guarantees are the Issuers’ and the Guarantors’ senior unsecured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsecured indebtedness. The Senior Notes and related guarantees are effectively subordinated to all of the Issuers’ and Guarantors’ secured indebtedness (including the Facilities and the Secured Notes) to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all existing and future liabilities (including trade payables) of the Issuers’ subsidiaries that do not guarantee the Senior Notes.

Each Indenture contains customary high yield covenants limiting the ability of CS&L and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of the Issuers and their restricted subsidiaries to pay dividends or other amounts to the Issuers. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Each Indenture also contains customary events of default, including, among others, the following: default for 30 days in the payment when due of interest on the applicable series of Notes; default in payment when due of the principal of, or premium, if any, on the applicable series of Notes; failure to comply with certain covenants in each Indenture with respect to the applicable series of Notes for 90 days (subject to certain exceptions) after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the applicable series of Notes; acceleration of, or payment default on, indebtedness of CS&L or any of its restricted subsidiaries in excess of $75 million; and certain events of bankruptcy or insolvency described in each Indenture. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes of the applicable series then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the applicable series of Notes, the Trustee or holders of 25% in aggregate principal amount of the applicable series of Notes may declare all the Notes of a series to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the Indentures (and the form of Note), which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated herein by this reference.

Credit Agreement

On April 24, 2015, CS&L and its wholly-owned subsidiary, CSL Capital, LLC, entered into a credit agreement (the “Credit Agreement”) as borrowers (together, the “Borrowers”) thereunder, with certain other subsidiaries of CS&L, as guarantors, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and letter of credit issuer, and the banks and other financial intuitions party thereto as lenders. The Credit Agreement provides for a term loan B facility in an initial principal amount of $2.14 billion with a seven and a half-year maturity (the “Term Loan Facility”) and a revolving credit facility in an initial principal amount of $500 million with a five-year maturity (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Facilities”). On the date of the Spin-Off, a portion of the Term Loan Facility was funded in cash and a portion was used to purchase distribution systems and a consumer CLEC business from Windstream. The Credit Agreement permits the Borrowers to use proceeds of loans made under the Facilities after the consummation of the Spin-Off to make any required distributions in connection with the qualification of CS&L as a real estate investment trust (“REIT”), to make investments, acquisitions and distributions permitted by the Credit Agreement and to fund working capital and for general corporate purposes of the Borrowers and their subsidiaries, including paying expenses related to the forgoing.

The Credit Agreement permits the Borrowers, subject to customary conditions, to incur incremental term loan borrowings and/or increase commitments under the Revolving Credit Facility in an aggregate amount not greater than (i) $150 million plus (ii) an unlimited amount, so long as, on a pro forma basis after giving effect to any such increases, our consolidated secured leverage ratio does not exceed 4.00 to 1.00. Incremental term loan borrowings and revolving commitments are uncommitted and the availability thereof will depend on market conditions at the time the Borrowers seek to incur such borrowings and/or commitments.

All obligations under the Facilities are unconditionally guaranteed by CS&L and the Guarantors. All obligations under the Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, on a first-priority basis, by substantially all of the assets of the Borrowers and the Guarantors, including a pledge of all of the capital stock of their direct subsidiaries and a lien on the account into which rents under the Master Lease are to be deposited. The liens on the collateral securing the obligations under the Facilities are subject to an intercreditor agreement between Bank of America, N.A., as the collateral agent for the Facilities and Wells Fargo Bank, National Association, as the collateral agent for the Secured Notes, and consented to by the Borrowers and the Guarantors. All outstanding principal and interest under the Term Loan Facility are due and payable on the date that is seven and a half years after the closing date of the Facilities. All outstanding principal and interest under the Revolving Credit Facility are due and payable, and all commitments thereunder terminate, on the date that is five years after the closing date of the Facilities. The loans borrowed under the Term Loan Facility are subject to amortization of 1% per annum.

The Borrowers are permitted to prepay amounts outstanding under the Facilities at any time. If a prepayment of the Term Loan Facility is made on or prior to the date that is twelve months after the closing date of the Facilities as a result of certain refinancing or repricing transactions, the Borrowers will be required to pay an amount equal to 1.00% of the principal amount of the obligations so refinanced or repriced. Subject to certain exceptions, the Borrowers are required to apply the net cash proceeds of certain asset sales, certain casualty events and certain issuances of debt to repay the Term Loan Facility.

The interest rates applicable to loans under the Revolving Credit Facility are, at CS&L’s option, equal to either a base rate plus an applicable margin ranging from 0.75% to 1.25% per annum or a eurodollar rate plus an applicable margin ranging from 1.75% to 2.25% per annum, in each case, calculated in a customary manner and determined based on the consolidated secured leverage ratio of CS&L and its subsidiaries. In addition, CS&L will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility that will range from 0.40% to 0.50% per annum, depending on the consolidated secured leverage ratio of CS&L and its subsidiaries, as well as quarterly letter of credit fees equal to the product of (A) the applicable margin with respect to eurodollar borrowings and (B) the average amount available to be drawn under outstanding letters of credit during such quarter. The loans under the Term Loan Facility will bear interest at a rate equal to either a base rate plus an applicable margin equal to 3.00% or a eurodollar rate plus an applicable margin equal to 4.00%.

The Credit Agreement contains customary affirmative covenants, as well as customary negative covenants that, among other things, restrict, subject to certain exceptions, the ability of CS&L and its subsidiaries to issue or incur indebtedness, grant liens on their assets, sell assets, make investments, engage in acquisitions, mergers or consolidations, pay certain dividends and other restricted payments and amend the Master Lease. With respect to the Revolving Credit Facility only, the Credit Agreement requires CS&L to maintain a consolidated secured leverage ratio not to exceed 5.00 to 1.00. The Credit Agreement also contains certain customary events of default. CS&L is required to use reasonable best efforts to qualify and maintain its status as a REIT beginning with the first taxable year in which it elects to be treated as a REIT.

The foregoing description of the Credit Facilities and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.10 hereto and is incorporated herein by reference.

The parties to the Credit Agreement described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for CS&L from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for CS&L and its affiliates in the ordinary course of their business.

Recognition Agreement

On April 24, 2015, Windstream entered into the Recognition Agreement (the “Recognition Agreement”) with CSL National, LP and the other entities listed therein, as Landlord, and JPMorgan Chase Bank, N.A., as administrative agent under Windstream’s credit agreement (the “Administrative Agent”), pursuant to which Windstream has agreed to certain matters and Landlord will provide certain rights to the Administrative Agent with respect to the Master Lease. Under the Recognition Agreement, if an Event of Default (as defined in the Master Lease) occurs which entitles Landlord to terminate the Master Lease, Landlord has no right to terminate the Master Lease on account of such Event of Default unless prior notice has been given to the Administrative Agent. The Administrative Agent has the right to delay the termination of the Master Lease for a period of six months; provided that the Administrative Agent, during such six-month period (i) pays or causes to be paid the monetary obligations of Windstream under the Master Lease as the same become due, and continues its good faith efforts to perform or cause to be performed all of Windstream’s other obligations under the Master Lease and (ii) if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, commences and diligently pursues its remedies against Windstream and/or its affiliates under Windstream’s credit agreement and diligently prosecutes the same to completion. In the event of the termination of the Master Lease other than due to a default as to which the Administrative Agent had the opportunity to, but did not, cure such default, Landlord will provide the Administrative Agent with written notice that the Master Lease has been terminated, together with a statement of all sums which would at that time be due under the Master Lease but for such termination, and of all other defaults, if any, then known to Landlord. In such event, provided that no “permitted leasehold mortgage” that complies with the terms set forth in Section 17.1 of the Master Lease is then in effect, Landlord agrees to enter into a new lease of the leased property then subject to the terms of the Master Lease with the Administrative Agent, or its designee, at the option of the Administrative Agent, for the remainder of the term of the Master Lease.

The foregoing description of the Recognition Agreement is qualified in its entirety by reference to the copy of the Recognition Agreement which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Indenture” and “Credit Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

4.1	Indenture, dated as of April 24, 2015, among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee and as collateral agent, governing the 6.00% Senior Secured Notes due 2023.

4.2	Indenture, dated as of April 24, 2015, among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee, governing the 8.25% Senior Notes due 2023.

4.3	Form of 6.00% Senior Secured Note due 2023 (included in Exhibit 4.1 above).

4.4	Form of 8.25% Senior Note due 2023 (included in Exhibit 4.2 above).

10.1	Master Lease, entered into as of April 24, 2015, by and among CSL National, L.P. and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant

10.2	Tax Matters Agreement, entered into as of April 24, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.3	Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.4	Employee Matters Agreement, dated as of April 24, 2015, by and between Windstream Holdings, Inc. and Communications Sales & Leasing, Inc.

10.5	Intellectual Property Matters Agreement, dated as of April 24, 2015, by and among Windstream Services, LLC, individually and on behalf of its subsidiaries that may hold certain intellectual property as described therein, CSL National, LP, and Talk America Services, LLC

10.6	Wholesale Master Services Agreement, dated April 24, 2015, between Windstream Communications, Inc. and Talk America Services, LLC

10.7	Stockholder’s and Registration Rights Agreements, made as of April 24, 2015, by and between Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.8	Master Services Agreement, dated as of April 24, 2015, by and between Windstream Services, LLC, on behalf of itself and its competitive local exchange and interexchange carrier affiliates, and Talk America Services, LLC

10.9	Reverse Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.10	Credit Agreement, dated as of April 24, 2015, by and among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Borrowers, the guarantors party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer.

10.11	Recognition Agreement, dated April 24, 2015, by and among CSL National, LP and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Closing 8-K]

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of April 24, 2015, among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent, governing the 6.00% Senior Secured Notes due 2023.

4.2	Indenture, dated as of April 24, 2015, among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, governing the 8.25% Senior Notes due 2023.

4.3	Form of 6.00% Senior Secured Note due 2023 (included in Exhibit 4.1 above).

4.4	Form of 8.25% Senior Note due 2023 (included in Exhibit 4.2 above).

10.1	Master Lease, entered into as of April 24, 2015, by and among CSL National, L.P. and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant

10.2	Tax Matters Agreement, entered into as of April 24, 2015, by and among Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.3	Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.4	Employee Matters Agreement, dated as of April 24, 2015, by and between Windstream Holdings, Inc. and Communications Sales & Leasing, Inc.

10.5	Intellectual Property Matters Agreement, dated as of April 24, 2015, by and among Windstream Services, LLC, individually and on behalf of its subsidiaries that may hold certain intellectual property as described therein, CSL National, LP, and Talk America Services, LLC

10.6	Wholesale Master Services Agreement, dated April 24, 2015, between Windstream Communications, Inc. and Talk America Services, LLC

10.7	Stockholder’s and Registration Rights Agreements, made as of April 24, 2015, by and between Windstream Services, LLC and Communications Sales & Leasing, Inc.

10.8	Master Services Agreement, dated as of April 24, 2015, by and between Windstream Services, LLC, on behalf of itself and its competitive local exchange and interexchange carrier affiliates, and Talk America Services, LLC

10.9	Reverse Transition Services Agreement, dated April 24, 2015, by and between Windstream Services, LLC and CSL National, L.P., on behalf of itself and its Affiliates, including Talk America Services, LLC

10.10	Credit Agreement, dated as of April 24, 2015, by and among Communications Sales & Leasing, Inc. and CSL Capital, LLC, as Borrowers, the guarantors party thereto , the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer.

10.11	Recognition Agreement, dated April 24, 2015, by and among CSL National, LP and the other entities listed therein, as Landlord, and Windstream Holdings, Inc., as Tenant, and JPMorgan Chase Bank, N.A., as administrative agent.